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                                                                      EXHIBIT 11

                              CytRx Corporation
                      Computation of Net Loss Per Share


COMPUTATION OF LOSS PER SHARE - PRIMARY
                                                             Three Month Period Ended March 31,
                                                             ----------------------------------
                                                                    1997             1996
                                                                -----------     ------------
Net loss                                                        $  (672,360)    $ (1,311,939)
                                                                ===========     ============
Average number of common shares outstanding                       7,441,039        7,859,962
Common shares issuable assuming exercise of
   stock options and warrants                                             0 (1)            0 (1)
                                                                -----------     ------------
Total shares                                                      7,441,039        7,859,962
                                                                ===========     ============
Net loss per share                                                   ($0.09)          ($0.17)
                                                                ===========     ============



COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                                        $  (672,360)    $ (1,311,939)
                                                                ===========     ============
Average number of common shares outstanding                       7,441,039        7,859,962
Common shares issuable assuming exercise of
   stock options and warrants                                             0 (1)            0 (1)
                                                                -----------     ------------
Total shares                                                      7,441,039        7,859,962
                                                                ===========     ============
Net loss per share                                                   ($0.09)          ($0.17)
                                                                ===========     ============


(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be antidilutive.